BancFirst Corporation Reports Second Quarter Earnings

OKLAHOMA CITY, July 19, 2018 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS:BANF) reported net income of $30.6 million, or $0.91 diluted earnings per share, for the second quarter of 2018 compared to net income of $23.2 million, or $0.71 diluted earnings per share, for the second quarter of 2017. Net income for the six months ended June 30, 2018 was $60.2 million, or $1.80 per share, compared to $45.2 million, or $1.39 per share, for the first half of 2017. On January 11, 2018 the Company completed the acquisitions of two Oklahoma banking corporations. Consequently, the first half of 2018 included one-time acquisition related expenses of approximately $2.1 million, which reduced diluted earnings per share by approximately 5 cents in the first quarter. Net income for the first half of 2017 included the effects of favorable resolutions of two problem loans which resulted in principal recovery of $894,000 and unaccrued interest income of $2.3 million.

The Company's net interest income for the second quarter of 2018 increased to $64.9 million compared to $56.4 million for the second quarter of 2017. The net interest margin for the quarter was 3.70% compared to 3.43% a year ago. The increase in margin was primarily due to the increase in the federal funds rate throughout 2017 and 2018 and the two acquisitions in the first quarter of 2018. The provision for loan losses for the second quarter of 2018 was $1.2 million compared to $1.8 million a year ago. Net charge-offs for the quarter were 0.01% of average loans, compared to 0.02% for the second quarter of 2017. Noninterest income for the quarter totaled $30.4 million, compared to $28.0 million last year. Noninterest expense for the quarter totaled $54.3 million compared to $49.0 million last year. The increase in noninterest expense was due to salary increases in 2018 and the two acquisitions. The Company's effective tax rate was 23.2% compared to 19.8% for the first quarter of 2018 and 31.1% for the second quarter of 2017. The effective tax rate for the first quarter included the effects of stock option exercises during the quarter. The decrease in the effective tax rate compared to the second quarter of 2017 was due to the change in tax rates from the Tax Cuts and Jobs Act and exercising of stock options during the quarter.

At June 30, 2018, the Company's total assets were $7.6 billion, an increase of $369.8 million from December 31, 2017. The increase in total assets was primarily related to the acquisitions during the first quarter. Securities of $462.9 million were down slightly from December 31, 2017. Loans totaled $5.0 billion, a modest increase from March 31, 2018. Loan growth for the 6 months ended June 30, 2018 was primarily from acquired loans. Deposits totaled $6.7 billion, an increase of $277.1 million from the December 31, 2017 total, which was primarily related to the acquisitions. The Company's total stockholders' equity was $862.0 million, an increase of $86.4 million over December 31, 2017.

Asset quality remained strong during the second quarter of 2018. Nonperforming and restructured assets were 0.67% of total assets at June 30, 2018 compared to 0.61% at December 31, 2017. The allowance to total loans was 1.04% compared to 1.09% at year-end 2017. The allowance to nonperforming and restructured loans was 110.2% compared to 130.6% at year-end 2017.

On January 11, 2018, the Company completed the previously announced acquisitions of two Oklahoma banking corporations. First Wagoner Corporation and its subsidiary bank, First Bank & Trust Company, and First Chandler Corp. and its subsidiary bank, First Bank of Chandler, had combined total assets of approximately $378 million. The Company exchanged a combination of cash and stock for these transactions.

BancFirst Corporation CEO David Harlow commented, "While continuing to successfully assimilate our most recent acquisitions, financial momentum continued in the second quarter; again driven by increasing rates, reduced corporate income taxes and a stable Oklahoma economy. The result was both a solid second quarter and first half of 2018."

BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 107 banking locations serving 58 communities across Oklahoma. More information can be found at www.bancfirst.bank.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2018	2018	2017	2017	2017
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Condensed Income Statements:
Net interest income	$ 64,880	$ 63,035	$ 58,699	$ 57,233	$ 56,439
Provision for loan losses	1,225	314	3,323	3,276	1,841
Non-interest income:
Trust revenue	3,396	3,129	3,073	3,083	2,894
Service charges on deposits	17,537	16,653	16,693	16,633	16,448
Securities transactions	115	(14)	4,412	(22)	(330)
Income from sales of loans	802	651	741	732	816
Insurance commissions	3,927	5,199	3,917	4,603	3,728
Cash management	3,381	3,021	2,798	2,804	2,799
Other	1,279	1,471	1,199	1,336	1,628
Total noninterest income	30,437	30,110	32,833	29,169	27,983

Non-interest expense:
Salaries and employee benefits	34,776	34,190	31,477	31,471	31,547
Occupancy expense, net	3,396	3,402	3,327	3,298	2,992
Depreciation	2,429	2,410	2,298	2,493	2,392
Amortization of intangible assets	759	733	547	547	547
Data processing services	1,195	1,203	1,252	1,110	1,097
Net expense from other real estate owned	19	26	101	68	202
Marketing and business promotion	1,649	2,352	1,825	1,790	1,559
Deposit insurance	640	619	578	553	542
Other	9,393	10,955	9,846	9,270	8,075
Total noninterest expense	54,256	55,890	51,251	50,600	48,953
Income before income taxes	39,836	36,941	36,958	32,526	33,628
Income tax expense	9,250	7,321	17,461	10,816	10,446
Net income	$ 30,586	$ 29,620	$ 19,497	$ 21,710	$ 23,182
Per Common Share Data:
Net income-basic	$ 0.93	$ 0.91	$ 0.61	$ 0.68	$ 0.73
Net income-diluted	0.91	0.89	0.59	0.67	0.71
Cash dividends declared	0.21	0.21	0.21	0.21	0.19
Common shares outstanding	32,731,215	32,707,166	31,894,563	31,863,063	31,818,438
Average common shares outstanding -
Basic	32,716,350	32,574,251	31,876,784	31,838,392	31,807,610
Diluted	33,458,858	33,317,744	32,652,265	32,592,277	32,523,376
Performance Ratios:
Return on average assets	1.62%	1.60%	1.07%	1.22%	1.31%
Return on average equity	14.41	14.60	9.97	11.34	12.52
Net interest margin	3.70	3.66	3.48	3.46	3.43
Efficiency ratio	56.92	60.00	55.99	58.56	57.99

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	Six months ended June 30,
	2018	2017
Condensed Income Statements:
Net interest income	$ 127,915	$ 111,207
Provision for loan losses	1,539	1,913
Non-interest income:
Trust revenue	6,525	5,846
Service charges on deposits	34,190	32,226
Securities transactions	101	(330)
Income from sales of loans	1,453	1,448
Insurance commissions	9,126	8,291
Cash management	6,402	5,553
Other	2,750	3,034
Total noninterest income	60,547	56,068

Non-interest expense:
Salaries and employee benefits	68,966	62,201
Occupancy expense, net	6,798	5,966
Depreciation	4,839	4,812
Amortization of intangible assets	1,492	1,094
Data processing services	2,398	2,292
Net expense from other real estate owned	45	252
Marketing and business promotion	4,001	3,774
Deposit insurance	1,259	1,130
Other	20,348	17,020
Total noninterest expense	110,146	98,541
Income before income taxes	76,777	66,821
Income tax expense	16,571	21,589
Net income	$ 60,206	$ 45,232
Per Common Share Data:
Net income-basic	$ 1.84	$ 1.43
Net income-diluted	1.80	1.39
Cash dividends declared	0.42	0.38
Common shares outstanding	32,731,215	31,818,438
Average common shares outstanding -
Basic	32,645,693	31,768,828
Diluted	33,390,263	32,499,990
Performance Ratios:
Return on average assets	1.61%	1.29%
Return on average stockholders' equity	14.50	12.44
Net interest margin	3.68	3.41
Efficiency ratio	58.44	58.91

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2018	2018	2017	2017	2017
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Balance Sheet Data:

Total assets	$ 7,622,963	$ 7,615,642	$ 7,253,156	$ 7,132,168	$ 7,046,589
Interest-bearing deposits with banks	1,579,577	1,590,240	1,541,771	1,530,928	1,533,147
Securities	462,871	493,101	469,995	450,009	451,402
Total loans	5,017,071	4,990,681	4,728,168	4,658,525	4,587,454
Allowance for loan losses	(52,200)	(51,550)	(51,666)	(51,255)	(49,005)
Deposits	6,692,174	6,713,052	6,415,045	6,302,046	6,235,682
Stockholders' equity	862,012	838,096	775,629	764,414	748,462
Book value per common share	26.34	25.62	24.32	23.99	23.53
Tangible book value per common share (non-GAAP)(1)	23.35	22.61	22.28	21.93	21.44
Balance Sheet Ratios:
Average loans to deposits	74.38%	75.42%	73.63%	73.59%	71.47%
Average earning assets to total assets	93.11	93.14	93.36	93.37	93.44
Average stockholders' equity to average assets	11.23	10.95	10.78	10.74	10.46
Asset Quality Data:
Past due loans	$ 2,916	$ 3,900	$ 2,893	$ 2,122	$ 2,217
Nonaccrual loans	29,936	31,849	31,943	27,665	19,607
Restructured loans	14,527	12,945	4,720	3,603	3,561
Total nonperforming and restructured loans	47,379	48,694	39,556	33,390	25,385
Other real estate owned and repossessed assets	3,847	3,676	4,424	4,099	4,211
Total nonperforming and restructured assets	51,226	52,370	43,980	37,489	29,596
Nonperforming and restructured loans to total loans	0.94%	0.98%	0.84%	0.72%	0.55%
Nonperforming and restructured assets to total assets	0.67	0.69	0.61	0.53	0.42
Allowance to total loans	1.04	1.03	1.09	1.10	1.07
Allowance to nonperforming and restructured loans	110.18	105.87	130.62	153.50	193.05
Net charge-offs to average loans	0.01	0.01	0.06	0.02	0.02

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(2):

Stockholders' equity	$ 862,012	$ 838,096	$ 775,629	$ 764,414	$ 748,462
Less goodwill	79,733	79,796	54,042	54,042	54,042
Less intangible assets, net	18,012	18,782	11,082	11,645	12,203
Tangible stockholders' equity (non-GAAP)	$ 764,267	$ 739,518	$ 710,505	$ 698,727	$ 682,217
Common shares outstanding	32,731,215	32,707,166	31,894,563	31,863,063	31,818,438
Tangible book value per common share (non-GAAP)	$ 23.35	$ 22.61	$ 22.28	$ 21.93	$ 21.44

(1)	Refer to the "Reconciliation of Tangible Book Value per Common Share (non-GAAP)" Table.
(2)

Tangible book value per common share is stockholders' equity less goodwill and intangible assets, net, divided by common shares outstanding. This amount is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate the financial condition and capital strength of the Company. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2018			June 30, 2018
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 4,959,604	$ 65,750	5.32%	$ 4,976,658	$ 128,805	5.22%
Securities – taxable	440,420	1,956	1.78	439,638	3,854	1.77
Securities – tax exempt	28,060	206	2.94	28,748	422	2.96
Interest bearing deposits with banks	1,633,030	7,420	1.82	1,585,267	13,306	1.69
Total earning assets	7,061,114	75,332	4.28	7,030,311	146,387	4.20

Nonearning assets:
Cash and due from banks	184,547			185,045
Interest receivable and other assets	389,845			386,210
Allowance for loan losses	(51,802)			(52,138)
Total nonearning assets	522,590			519,117
Total assets	$ 7,583,704			$ 7,549,428

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Transaction deposits	$ 820,681	$ 602	0.29%	$ 815,284	$ 996	0.25%
Savings deposits	2,502,282	7,189	1.15	2,476,998	12,295	1.00
Time deposits	754,710	1,919	1.02	766,197	3,688	0.97
Short-term borrowings	2,030	8	1.55	4,996	43	1.74
Junior subordinated debentures	31,959	544	6.83	31,959	1,079	6.81
Total interest bearing liabilities	4,111,662	10,262	1.00	4,095,434	18,101	0.89

Interest free funds:
Noninterest bearing deposits	2,590,698			2,586,470
Interest payable and other liabilities	29,752			30,215
Stockholders' equity	851,592			837,309
Total interest free funds	3,472,042			3,453,994
Total liabilities and stockholders' equity	$ 7,583,704			$ 7,549,428
Net interest income		$ 65,070			$ 128,286
Net interest spread			3.28%			3.31%
Effect of interest free funds			0.42%			0.37%
Net interest margin			3.70%			3.68%

CONTACT: Kevin Lawrence, Chief Financial Officer at (405) 270-1003 or David Harlow, Chief Executive Officer at (405) 270-1082